Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-123
Exhibit 99.1

For Immediate Release

Numerex Reports First Quarter 2010 Financial Results

Year over Year M2M Subscriptions Grow 29%, M2M Service Revenues Increase 22%
Company Reaffirms Expectation of 30%-40% Subscription Growth in 2010

ATLANTA, Ga. – May 5, 2010—Numerex Corp. (NASDAQ:NMRX), a leading single source provider of secure machine-to-machine (M2M) products and services, today announced financial results for its first quarter ended March 31, 2010.

“We continued to execute our strategy and capitalize on the improved demand for our M2M services,” stated Stratton Nicolaides, Numerex chairman and CEO. “Our focus on cultivating long-term relationships with market leaders in disparate industries by efficiently and reliably enabling their smart device solutions is gaining momentum and creating new opportunities.”

Key results for the first quarter include:

•
Digital subscriptions increased to 977,000 at the end of the first quarter of 2010. This compares with 758,000 recorded at the end of the first quarter of 2009, reflecting a 29% growth rate. Net new subscriptions of 40,000 were added during the first quarter of 2010.

•
A year-over-year growth rate of 22% in recurring M2M service revenues. During the first quarter of 2010, M2M service revenues as a percent of total M2M revenues were 62% compared to 53% during the same period last year.

•
For the quarter ended March 31, 2010, Numerex reported consolidated revenue of $13.0 million compared to $12.7 million in the first quarter of 2009.  During the quarter, the company reported service revenues of $8.2 million and hardware revenues of $4.8 million compared to $7.0 million in service revenues and $5.7 million in hardware revenues, respectively, during the same period last year.

•
Gross margin for the three months ended March 31, 2010 was 44.2% compared to 41.9% during the same period last year.  The continuing growth in M2M service revenues drives an overall margin improvement as service revenues have a significantly higher gross margin than those achieved through the sale of hardware.

•	GAAP income from operations was $46,000 compared to a GAAP loss from operations of $1.3 million in the first quarter of 2009.

•
Non-GAAP net income before non-cash charges and litigation related legal fees was $1.3 million during the first quarter of 2010 compared to $431,000 for the same period last year.  A reconciliation of this measure to GAAP results has been provided in the financial tables included in the press release.

Mr. Nicolaides added, “The  continued investment in our horizontal platform infrastructure has significantly strengthened our service offerings and our single source approach of providing device, network, and application with a host of enabling services– our Numerex DNA – uniquely positions us in the marketplace. With our current M2M base of one million subscriptions, Numerex is well positioned to achieve significant scale by leveraging the investments it has made over the past few years.  Importantly, our ability to consistently generate positive cash flow from operations combined with our significantly improved capital structure will better enable the Company to execute its growth strategy going forward.  Based on our solid first quarter, a robust sales pipeline, targeted in the second half of 2010, and traction from recently forged strategic alliances, we are reaffirming our 2010 subscription growth expectations of between 30% and 40%.”

Total operating expenses (excluding depreciation and amortization) were $4.8 million during the quarter ended March 31, 2010 compared to $5.8 million during the first quarter of 2009. Excluding litigation-related legal fees and non-cash stock option compensation charges, selling and administrative expenses were lower during the quarter compared to the same period last year reflecting reductions in administrative headcount as well as related costs.

Numerex ended the first quarter of 2010 with cash and cash equivalents of $6.4 million compared to $5.3 million at December 31, 2009.  The increase in cash and cash equivalents was primarily due to $2.6 million in cash flow generated by operations offset by $0.5 million repayment in structured debt and $1.0 million spent on capital expenditures.  Numerex also announced that it has entered into a three year secured revolving credit agreement with Silicon Valley Bank. The credit agreement provides for up to $5 million of borrowings and the Company has granted the bank a security interest in various assets including account receivable and inventory.  Alan Catherall, Numerex CFO stated that “this new credit facility provides additional financial flexibility at favorable interest rates to finance working capital needs and to take advantage of future growth opportunities when they arise”.

 “The 22% increase in M2M service revenues during the quarter highlights our ability to leverage the growth in our subscription base in order to capture high margin recurring service revenues, concluded Mr. Nicolaides.  “Looking ahead, we will remain focused expanding our subscription base, growing our recurring service revenues, and controlling our costs order to drive operating leverage, and in turn, enhance shareholder value over the long term.”

Quarterly Conference Call
Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 479-6564 or if outside the U.S., (904) 520-5772 to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is the single source machine-to-machine (M2M) product and service provider to some of the world's largest organizations delivering the foundational components of device, network, and application, used by its customers in the development of their M2M solutions. Customers typically subscribe to Numerex network and application services that are delivered through its hosted platforms. The Company's offerings and expertise enable its customers to efficiently build reliable and secure solutions that are used to monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex DNA(TM) offerings include hardware Devices, Network services, and software Applications that are delivered through its Numerex FAST(TM) (Foundation Application Software Technology) platform. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. "Machines Trust Us®" represents the Company's focus on M2M data security, service reliability, and round-the-clock support of its customers' M2M solutions. For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues; the risks that a substantial portion of  revenues derived from government contracts may be terminated by the government at any time; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions resulting in decreased demand for our products and services; the risk that our strategic alliances and partnerships will not yield substantial revenues; changes in financial and capital markets, and the inability to raise growth capital; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; disruption in key supplier relationships and/or related services; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009	Change	% Change
Net sales:
Hardware	$4,818	$5,675	$(857)	-15%
Service	8,204	6,987	1,217	17%
Total net sales	13,022	12,662	360	3%
Cost of hardware sales	4,036	4,928	(892)	-18%
Cost of services	3,233	2,434	799	33%
Gross Profit	5,753	5,300	453	9%
	44.2%	41.9%	2.3%
Sales and marketing expenses	1,787	1,413	374	26%
General, administrative and legal expenses	2,399	3,771	(1,372)	-36%
Engineering and development expenses	592	508	84	17%
Bad debt expense	57	155	(98)	-63%
Depreciation and amortization	872	792	80	10%
Operating earnings (loss)	46	(1,339)	1,385	nm

Interest expense	(14)	(347)	333	-96%
Other expense	(41)	-	(41)	nm
Loss before income taxes	(9)	(1,686)	1,677	nm
Provision for income taxes	22	37	(15)	-41%
Net loss	$(31)	$(1,723)	$1,692	N/A

Basic loss per common share	$(0.00)	$(0.12)
Diluted loss per common share	$(0.00)	$(0.12)
Number of shares used in per share calculation
Basic	15,079	14,169
Diluted	15,079	14,169

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended
	March 31,
Net Sales:	2010	2009	Change
M2M Services
Hardware	$4,743	$5,572	$(829)
Service	7,619	6,235	1,384
Sub-total	12,362	11,806	556
Wireline Services
Hardware	75	103	(28)
Service	585	752	(167)
Sub-total	660	855	(195)
Total
Hardware	4,818	5,675	(857)
Service	8,204	6,987	1,217
Total net sales	13,022	12,662	360

Reconciliation of GAAP net loss to Non-GAAP net income

Net income before non-cash items and litigation related legal fees is an additional measure of operating performance. This measure is not recognized under generally accepted accounting principles.  The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP).

	Three Months Ended
	March 31,
	2010	2009
	(unaudited)

GAAP net loss	$(31)	$(1,723)

Non-cash compensation	263	294
Litigation-related fees	193	1068
Depreciation and amortization	872	792
Non-GAAP net income before non-cash items and litigation	$1,297	$431

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude non-cash items and litigation-related expenses that we do not believe are indicative of the ongoing operating performance of our business. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.

NUMEREX CORP.
Consolidated Balance Sheet
(In thousands)
	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,382	$5,306
Accounts receivable, less allowance for doubtful accounts of $535
at March 31, 2010 and $548 at December 31, 2009:	6,159	6,341
Inventory	5,703	6,290
Prepaid expenses and other current assets	2,072	1,569
TOTAL CURRENT ASSETS	20,316	19,506

Property and equipment, net	1,782	1,603
Goodwill, net	23,787	23,787
Other intangibles, net	5,031	4,985
Software, net	2,659	2,747
Other assets - long term	151	119
TOTAL ASSETS	$53,726	$52,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,833	$5,888
Other current liabilities	2,529	2,555
Note payable	-	493
Deferred revenues	1,599	1,261
Obligations under capital leases	24	24
TOTAL CURRENT LIABILITIES	10,985	10,221

LONG TERM LIABILITIES
Obligations under capital leases and other long-term liabilities	297	335
Deferred income taxes	180	154
TOTAL LONG TERM LIABILITIES	477	489

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock - no par value, authorized 30,000,000, issued 16,311,310 shares at March 31, 2010 and 16,307,963 shares at December 31, 2009;
outstanding 15,070,501 shares at March 31, 2010 and 15,082,154 shares
at December 31, 2009	57,444	57,430
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Additional paid-in-capital	5,843	5,582
Treasury stock, at cost, 1,240,809 shares on March 31, 2010 and
1,225,809 shares on December 31, 2009	(5,237)	(5,213)
Accumulated other comprehensive earnings	7	-
Retained deficit	(15,793)	(15,762)
TOTAL SHAREHOLDERS' EQUITY	42,264	42,037
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$53,726	$52,747

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